REGISTRATION RIGHTS AGREEMENT (this
          "Agreement"), dated as of November 9, 1994 between KMART CORPORATION, a Michigan corporation ("Kmart"), and OFFICEMAX, INC., an Ohio corporation (the "Company").

                    WHEREAS, Kmart is the owner of in excess of 90% of the Company's issued and outstanding common shares, without par value ("Common Stock") at the date hereof, and Kmart and the Company have determined to offer to the public (the "Public Offering") up to 23,434,000 shares of the Common Stock, in a primary and secondary offering.

                    WHEREAS, following completion of the Public
          Offering, Kmart will own less than 50% of the outstanding shares of Common Stock.

                    WHEREAS, the parties hereto desire to enter into this Agreement which sets forth the terms of certain registration rights applicable to the Registrable
          Securities (as defined below).

                    NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

                    1.  Certain Definitions.  As used in this
          Agreement, the following initially capitalized terms shall have the following meanings:

                         (a)  "Affiliate" means, with respect to
          any person, any other person who, directly or indirectly, is in control of, is controlled by or is under common control with the former person.

                         (b)  "Holder" means Kmart and any
          "transferee" (as such term is defined in Section 11 hereof) which is the record holder of Registrable
          Securities.

                         (c)  "Registrable Securities" means the
          Common Stock (as presently constituted), any stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events, provided that any such securities shall cease to be Registrable Securities (i) if a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed pursuant to Rule 144, (iii) such securities are held by a Holder other than Kmart, unless such Holder shall furnish the Company an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, to the effect that all of such securities are not permitted to be distributed by such Holder in one transaction pursuant to Rule 144, or
          (iv) subsequent to the seventh anniversary of the closing of the Public Offering (subject to the specific extensions specified herein).

                         (d)  "Registration Expenses" means all
          reasonable expenses in connection with any registration of securities pursuant to this Agreement including, without limitation, the following: (i) SEC filing fees;
          (ii) the fees, disbursements and expenses of the Company's counsel(s) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (iii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities;
          (iv) the cost of producing blue sky or legal investment memoranda; (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or Holders in connection with such qualification and in connection with any blue sky and legal investments surveys; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of;
          (vii) transfer agents', depositaries' and registrars' fees and the fees of any other agent appointed in connection with such offering; (viii) all security engraving and security printing expenses, (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of the Company is then listed, (x) the salaries (based on a per diem allocation) and expenses (to the extent not reimbursed by the underwriters) of officers making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities and other out-of-pocket expenses of the Company related thereto, but salaries shall be deemed a Registration Expense if and only to the extent such roadshow presentations and meetings are made or held on more than five business days in the aggregate with respect to any one registration (and then only if earned or incurred in respect of such days in excess of five business days), (xi) the pro rated salaries and expenses of in-house attorneys performing legal services to the extent such services would otherwise be performed by outside counsel, (xii) courier, overnight delivery, word processing and duplication expenses and (xiii) any one-time payment for directors and officers insurance directly related to such offering, provided the insurer provides a separate statement for such payment.

                         (e)  "Rule 144" means Rule 144 promulgated
          under the Securities Act, or any successor rule to similar effect.

                         (f)  "SEC" means the United States
          Securities and Exchange Commission.

                         (g)  "Securities Act" means the Securities
          Act of 1933, as amended, or any successor statute.

                    2.  Demand Registration.

                         (a)  At any time prior to the seventh
          anniversary of the closing date of the Public Offering, upon written notice from a Holder in the manner set forth in Section 12(h) hereof requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect, in the manner set forth in Section 5, the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                              (i)  if, within 5 business days
               of receipt of a registration request pursuant to this Section 2(a), the Company is advised in writing (with a copy to the Holder requesting registration) by the managing underwriter of the proposed offering described below that, in such firm's good faith opinion, a registration at the time and on the terms requested would materially and adversely affect any immediately planned offering of securities by the Company that had been contemplated by the Company prior to receipt of notice requesting registration pursuant to this Section 2(a) (a "Transaction Blackout"), the Company shall not be required to effect a registration pursuant to this
               Section 2(a) until the earliest of (A) the abandonment of such offering, (B) 90 days after the completion of such offering, (C) the termination of any "hold back" period obtained by the underwriter(s) of such offering from any person in connection therewith or (D) 210 days after receipt by the Holder requesting registration of the managing underwriter's written opinion referred to above in this subsection (i));

                              (ii)  if, while a registration
               request is pending pursuant to this Section
               2(a), the Company has determined in good faith that (A) the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (B) the Company then is unable to comply with SEC requirements applicable to the requested registration, the Company shall not be required to effect a registration pursuant to this Section 2(a) until the earlier of
               (1) the date upon which such material
               information is otherwise disclosed to the public or ceases to be material or the Company is able to so comply with applicable SEC requirements, as the case may be, and (2) 45 days after the Company makes such good-faith determination, provided that the Company shall not be permitted to delay a requested registration in reliance on this clause (ii) more than once in any 24-month period; and

                              (iii)  the Company shall not be
               obligated to file a registration statement relating to a registration request pursuant to this Section 2: (A) within a period of 12 months after the effective date of any other registration statement of the Company demanded pursuant to this Section 2(a); (B) if such registration request is for a number of Registrable Securities less than 7.5% of the issued and outstanding common equity of the Company or (C) if Holders in the aggregate own less than 5% of the common equity of the Company.

                         (b)  Notwithstanding any other provision
          of this Agreement to the contrary

                              (i)  a registration requested by
               a Holder pursuant to this Section 2 shall not be deemed to have been effected (and, therefore, not requested for purposes of subsection 2(a)), (A) unless the registration statement filed in connection therewith has become effective, (B) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, not less than 90% of the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or
               (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (other than by reason of some act or omission by such Holder) or waived by the underwriters;

                              (ii)  a registration requested
               by a Holder pursuant to this Section 2 and later withdrawn at the request of such Holder shall be deemed to have been effected (and, therefore, requested for purposes of Section 2(a)), whether withdrawn by the Holder prior to or after the effectiveness of such requested registration, except that if such request is withdrawn by a Holder prior to the filing of a registration statement with the SEC, such Holder can require the Company to disregard for purposes of Section 2(a)(iii) one such requested registration in any twelve month period; and

                              (iii)  nothing herein shall
               modify Holder's obligation to pay the
               Registration Expenses incurred in connection with any withdrawn registration.

                         (c)  In the event that any registration
          pursuant to this Section 2 shall involve, in whole or in part, an underwritten offering, a Holder shall have the right to designate an underwriter reasonably satisfactory to the Company as the lead managing underwriter of such underwritten offering and the Company shall have the right to designate one underwriter reasonably satisfactory to the Holder as a co-manager of such underwritten offering.

                         (d)  The Company shall have the right to
          cause the registration of additional securities for sale for the account of any person (including the Company) in any registration of Registrable Securities requested by a Holder pursuant to Section 2(a); provided that the Company shall not have the right to cause the registration of such additional securities (other than the pro rata portion of the Founders Securities (as defined herein)) if such Holder is advised in writing (with a copy to the Company) by the managing underwriter that, in such firm's good faith opinion, registration of such additional securities would materially and adversely affect the offering and sale of the Registrable Securities then contemplated by such Holder.

                    3. Piggyback Registration. At any time prior to the seventh anniversary of the closing of the Public Offering, if the Company at any time proposes to register any of its Common Stock or any other of its common equity securities (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within 5 business days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered, provided that:

                         (a)  if at any time after giving written
          notice of its intention to register any securities and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such other securities.

                         (b)  (i) if the registration referred to
          in the first sentence of this Section 3 is to be an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), (2) second, up to the full number of Registrable Securities held by Kmart and requested to be included in such registration by Kmart ("Kmart Securities") in excess of the number or dollar amount of securities the Company proposes to sell which, in the good-faith opinion of such managing underwriter, can be so sold without so materially and adversely affecting such offering, reduced by the pro rata portion of securities held by Messrs. Feuer or Hurwitz entitled to be included in such registration pursuant to the Share Transfer Restriction and Purchase and Sale Agreement by and between the Company and each of Mr. Feuer and Mr. Hurwitz (the "Founders Securities") and requested to be so included, (3) third, up to the full number of Registrable Securities (other than Kmart Securities and the Founders Securities) in excess of the number or dollar amount of Company Securities, Kmart Securities and Founder Securities, which, in the good faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Securities, allocated pro rata among the Holders of such Registrable Securities (other than Kmart Securities) on the basis of the number of securities requested to be included therein by each such Holder) and (4) fourth, an amount of other securities, if any, requested to be included therein in excess of the number or dollar amount of Company Securities, Kmart Securities, Founders Securities and other Registrable Securities which, in the opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering (allocated among the holders of such other securities in such proportions as such holders and the Company may agree); and (ii) if the registration referred to in the first sentence of this Section 3 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Securities) of the Company (the "Other Holders"), and the managing underwriter advises the Company in writing that in their good-faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration the amount of securities (including Registrable Securities) that such managing underwriter advises allocated pro rata among the Other Holders and the Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder;

                         (c)  the Company shall not be required to
          effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

                         (d)  no registration of Registrable
          Securities effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2 hereof.

                    4.  Expenses.  Each Holder, by accepting
          Registrable Securities, agrees to pay all Registration Expenses with respect to an offering pursuant to Section 2 hereof, pro rata based on each Holder's number of Registrable Securities included in such offering, except to the extent the Company causes shares to be registered for itself or another party pursuant to Section 2(d), in which event the Company or such other party shall pay the incremental expenses of including such shares in the offering. The Company agrees to pay all Registration Expenses with respect to an offering pursuant to Section 3 hereof, except for the incremental expenses of including a Holder's Registrable Securities in such offering, which incremental expenses shall be paid by such Holder. All Registration Expenses to be paid by the Holder shall be paid within 30 days of the delivery of a statement, such statements to be delivered not more frequently than once every 60 days.

                    5.  Registration and Qualification.  If and
          whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3 hereof, the Company, subject to Section 4 hereof, shall:

                         (a)  prepare and file a registration
          statement under the Securities Act relating to the Registrable Securities to be offered as soon as practicable, but in no event later than 45 days (60 days if the applicable registration form is other than Form S-
          3) after the date notice is given, and use its best efforts to cause the same to become effective within 90 days after the date notice is given (120 days if the applicable registration form is other than Form S-3);

                         (b)  prepare and file with the SEC such
          amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 60 days (or, in the case of an underwritten offering, such shorter time period as the underwriters may require);

                         (c)  furnish to the Holders and to any
          underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Holders or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                         (d)  use its best efforts to register or
          qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                         (e)  (i) use its best efforts to furnish
          an opinion of counsel for the Company addressed to the underwriters and each Holder of Registrable Securities included in such registration (each a "Selling Holder") and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish a "cold comfort" letter addressed to each Selling Holder, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                         (f)  immediately notify the Selling
          Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of the Selling Holders, subject to Section 4 hereof, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                         (g)  use its best efforts to list all such
          Registrable Securities covered by such registration on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, with expenses in connection therewith (not including any future periodic assessments or fees for such additional listing) to be paid in accordance with Section 4 hereof; and

                         (h)  furnish unlegended certificates
          representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters with expenses therewith to be paid in accordance with Section 4 hereof.

                    6.  Conversion of Other Securities, etc.  If
          Kmart offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Section 2 and Section 3 of this Agreement.

                    7.  Underwriting; Due Diligence.

                         (a)  If requested by the underwriters for
          any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in
          Section 5(e) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are customarily contained in underwriting agreements with respect to secondary distributions. Selling Holders may require that any additional securities included in an offering proposed by a Holder be included on the same terms and conditions as the Registrable Securities that are included therein.

                         (b)  In the event that any registration
          pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof. Such underwriting agreement shall also contain such representations and warranties by the Company and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

                         (c)  In connection with the preparation
          and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                    8.  Indemnification and Contribution.

                         (a)  In the case of each offering of
          Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Holder, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing; provided, further, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                         (b)  In the case of each offering made
          pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Holder furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The foregoing indemnity is in addition to any liability which such Holder may otherwise have to the Company, or any of its directors, officers or controlling persons; provided, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                         (c)  Procedure for Indemnification.  Each
          party indemnified under paragraph (a) or (b) of this
          Section 8 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 8, except to the extent the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party or an affiliate of an indemnifying party, and such indemnified party shall have been advised by counsel either (i) that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or such affiliate or (ii) a conflict may exist between such indemnified party and such indemnifying party or such affiliate, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

                    If the indemnification provided for in this
          Section 8 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability.
          The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    9.  Rule 144.  The Company shall take such
          measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision).

                    10.  Holdback.

                         (a)  Each Holder agrees by acquisition of
          Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, during the 30 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 hereof has become effective (or such shorter period as may be required by the underwriter), except as part of such underwritten registration. Notwithstanding the foregoing sentence, each Holder subject to the foregoing sentence shall be entitled to sell during the foregoing period securities in a private sale. The Company may legend and may impose stop transfer instructions on any certificate evidencing Registrable Securities relating to the restrictions provided for in this Section 10.

                         (b)  The Company agrees, if so required by
          the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans) effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any such securities during the 30 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto.

                    11.  Transfer of Registration Rights.

                         (a)  Kmart may transfer all or any portion
          of its rights under this Agreement to any transferee of the lesser of (i) at least 20% of Kmart's initial holdings of Registrable Securities and (ii) all of Kmart's remaining Registrable Securities (each, a "transferee"). No transfer of registration rights pursuant to this Section shall be effective unless the Company has received written notice from Kmart of an intention to transfer at least 30 days prior to Kmart entering into a binding agreement to transfer Registrable Securities (10 business days in the event of an unsolicited offer). Such notice need not contain proposed terms or name a proposed transferee. On or before the time of the transfer, the Company shall receive a written notice stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "Kmart" as used in this Agreement (other than in this Section 11, Section 3(a)(i)(2) and
          Section 1(c)(iii)) shall, where appropriate to assign the rights and obligations of Kmart hereunder to such direct transferee, be deemed to refer to the transferee holder of such Registrable Securities. Kmart and such transferees may exercise the registration rights hereunder in such proportion and upon the demand of such Holder as they shall agree among themselves, provided that in no event shall the Company be required to effect more than one registration pursuant to Section 2 of this Agreement in any 12 month period and that each such registration shall be at the request of not more than one Holder.

                         (b)  After any such transfer, Kmart shall
          retain its rights under this Agreement with respect to all other Registrable Securities owned by Kmart.

                         (c)  Upon the request of Kmart, the
          Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to this Agreement, and any demand registrations granted to such transferee shall limit the demand registrations to which Kmart is entitled under
          Section 2(a) hereof.

                    12.  Miscellaneous.

                         (a)  Injunctions.  Each party acknowledges
          and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

                         (b)  Severability.  If any term or
          provision of this Agreement held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                         (c)  Further Assurances.  Subject to the
          specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                         (d)  Waivers, etc.  No failure or delay on
          the part of either party (or the intended third-party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                         (e)  Entire Agreement.  This Agreement
          contains the final and complete understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. The paragraph headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

                         (f)  Counterparts.  For the convenience of
          the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

                         (g)  Amendment.  This Agreement may be
          amended only by a written instrument duly executed by an authorized officer of each of the parties.

                         (h)  Notices.  Unless expressly provided
          herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent:

               (i)   if to Kmart, to

                     Kmart Corporation
                     3100 West Big Beaver Road
                     Troy, Michigan  48084
                     Attention:  General Counsel

               (ii)  if to the Company, to

                     OfficeMax, Inc.
                     3605 Warrensville Center Road
                     Shaker Heights, Ohio 44122
                     Attention:  Todd DuChene

              (iii) if to a Holder of Registrable Securities, to the name and address as the same appear in the security transfer books of the Company or such other address as either party (or other Holders of Registrable Securities) may, from time to time, designate in a written notice in a like manner.

                         (i)  GOVERNING LAW.  THIS AGREEMENT AND
          THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE
          INTERNAL LAWS OF THE STATE OF NEW YORK.

                         (j)  Assignment.  Except as provided
          herein, the parties may not assign their rights under this Agreement. The Company may not delegate its obligations under this Agreement.


                     IN WITNESS WHEREOF, Kmart and the Company have caused this Agreement to be duly executed by their authorized representative as of the date first above written.

                                      KMART CORPORATION

                                      By /s/ Thomas F. Murasky
                                        __________________________
                                        Thomas F. Murasky
                                        Executive Vice President and
                                        Chief Financial Officer

                                      OFFICEMAX, INC.

                                      By /s/ Michael Feuer
                                        ____________________________
                                        Michael Feuer
                                        President and Chief
                                        Executive Officer